Exhibit 3.1

CERTIFICATE OF AMENDMENT
OF
THE CERTIFICATE OF LIMITED PARTNERSHIP
OF
OCI RESOURCES LP

__________________________________
Pursuant to Section 17-202 of the
Revised Uniform Limited Partnership Act of the State of Delaware
__________________________________
OCI Resources LP, a limited partnership duly organized and existing under the Revised Uniform Limited Partnership Act of the State of Delaware (the “Partnership”), does hereby certify on this 2nd day of November, 2015 that:
1. The name of the Partnership is: OCI Resources LP.
2. The Certificate of Limited Partnership of the Partnership is hereby amended by deleting the first paragraph thereof and inserting the following in lieu thereof:
“FIRST: The name of the limited partnership is Ciner Resources LP (hereinafter referred to as the “limited partnership).”
3. This amendment shall be effective as of 12:01am on November 5, 2015.
3. The foregoing amendment was duly adopted in accordance with the provisions of Section 17-405(d) of the Revised Uniform Limited Partnership Act of the State of Delaware.

IN WITNESS WHEREOF, the general partner of the Partnership has caused this Certificate of Amendment to be executed by its duly authorized officer on the date first referenced above.

OCI RESOURCE PARTNERS LLC

By: /s/ Kevin Kremke
Name: Kevin Kremke
Title: Chief Financial Officer

Certificate of Amendment of the Certificate of Limited Partnership of
OCI Resources LP